Exhibit 10.11
CONSULTING AGREEMENT

           THIS AGREEMENT (“Agreement”) is effective as of this 6th day of June, 2018 (the “Effective Date”) , by and between Vitamin Shoppe Industries Inc., a New York corporation (“VSI”), and Brenda Galgano, an individual (“Consultant”).

WHEREAS, VSI wishes to engage Consultant's services, and Consultant wishes to accept such engagement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth herein, and intending to be legally bound hereby, VSI and Consultant agree as follows:

1.SERVICES. From the Effective Date through September 7, 2018, Consultant will be available, upon reasonable notice, to respond to questions and provide assistance to VSI regarding the transition of the duties of the Chief Financial Officer, including, but not limited to, reviewing quarterly earnings reports, evaluating the Company’s fiscal function and performance, and sharing technical financial advice and knowledge with officers or employees of the Company.

2.COOPERATION. Consultant will cooperate with, and be readily available to, VSI to assist in any matter, including government agency investigations, court litigation, arbitrations or potential litigation or arbitrations, about which Consultant may have knowledge. If Consultant receives a subpoena or other legal process relating in any way to same, Consultant will immediately provide VSI with notice of the contact or the service of such subpoena or other legal process, and shall cooperate with VSI in responding thereto. In the event that Consultant fails to comply with the terms of this Paragraph, VSI reserves the right to require Consultant to repay any compensation paid pursuant to this Agreement, in addition to seeking compensation in connection with any other damages caused by Consultant’s non-compliance.

3.COMPENSATION. VSI shall pay Consultant a total of $175,000, payable in three equal installments on July 6, 2018, August 10, 2018 and September 7, 2018.

4.TRAVEL AND EXPENSES. Consultant shall be responsible for all costs and expenses incident to the performance of Services.  If any travel is authorized for reimbursement by Consultant in the performance of this Agreement, the same shall be in accordance with the Company’s Corporate Travel and Expense Reimbursement Policy.

5.CONSULTANT’S REPRESENTATIONS.  Consultant represents, warrants and agrees that no agreement or understanding with any other person, firm or corporation exists or will exist which would interfere with Consultant's obligations hereunder.  Consultant further represents and warrants that (i) the disclosure to VSI of any information by Consultant in connection with the Services does not contravene any confidentiality obligation Consultant may have to any third party; (ii) Consultant will use good faith commercial efforts in providing the Services hereunder in accordance with the highest industry standards prevailing for comparable services and will provide the Services in a professional and workmanlike manner; and (iii) Consultant shall comply with all applicable Federal, state and local laws, ordinances, rules, regulations, and orders of the state and locality where its Services are being performed.

6.CONFIDENTIALITY.

5.1    VSI may disclose to Consultant certain commercially valuable or otherwise proprietary or confidential information relating to the operations, products, sales and business of VSI and its affiliated and related

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companies or third parties including, without limitation, trade secrets, processes, promotional information, item rankings, data and know-how, software programs, techniques, marketing plans, strategies, forecasts, unpublished copyrightable material, consumer lists, personal information with respect to employees, customers or others, sources of supply, prospects or projections, or any other proprietary or confidential matter, (“Confidential Information”). Without limiting the generality of the foregoing, Consultant acknowledges and agrees that any and all of VSI’s intellectual property and trade secrets, and information relating to any and all aspects of VSI’s distributing and marketing of products are Confidential Information of VSI. Confidential Information can be contained in any medium, including verbal form, graphic form, machine readable or electronic form, or written or other tangible form, whether or not marked as confidential.

5.2    Confidential Information shall exclude any information that: (a) is or becomes part of the public domain through no wrongful act or failure to act on the part of Consultant, (b) that is rightfully received by Consultant from a third party in possession of it who was not subject to any restrictions on the disclosure of such information; or (c) is approved in writing for release by an authorized officer of VSI.

    5.3    Consultant shall not disclose any Confidential Information to any person or entity without prior written permission from VSI; provided, however, that Consultant may disclose Confidential Information if such disclosure is required pursuant to any government statute, regulation or any court order, provided that Consultant takes reasonable actions to avoid and/or minimize such disclosure, including, if possible, providing prompt, advance notice of the impending disclosure to enable VSI to see a protective order or otherwise prevent such disclosure.

5.4    18 U.S.C. § 1833(b) states: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Consultant has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Consultant also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Nothing in this Agreement prohibits Consultant from reporting possible violations of United States federal law or regulation to any governmental agency or entity, including but not limited to, the United States Department of Justice, the United States Securities and Exchange Commission, the United States Congress, and any Inspector General of any United States federal agency, or making other disclosures that are protected under the whistleblower provisions of United States federal, state or local law or regulation; provided, that Consultant will use Consultant’s reasonable best efforts to (1) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (2) request that such agency or entity treat such information as confidential. Consultant does not need prior authorization from the Company to make any such reports or disclosures and is not required to notify the Company that Consultant has made such reports or disclosures. This Agreement does not limit Consultant’s right to receive an award for information provided to any governmental agency or entity.

5.5    Consultant acknowledges that Consultant continues to be bound by the non-competition and non-solicitation provisions in any agreement between Consultant and Company that predate this Agreement and that such provisions shall not be voided or superseded by this Agreement.

5.6    Consultant agrees that it is fair and reasonable and necessary to protect the business, operations, assets and reputation of the Company for Consultant to make the covenants and undertakings set forth in this Paragraphs 6. Furthermore, Consultant agrees that if Consultant breaches or attempts to breach or violate any of the foregoing provisions, the Company will be irreparably harmed and monetary damages will not provide an adequate remedy. Accordingly, it is agreed that the Company may apply for and shall be entitled to temporary, preliminary and permanent injunctive relief (without the necessity of posting a bond or other security) in order to prevent breach of Paragraph 6 of this Agreement or to specifically enforce the provisions hereof, and Consultant hereby consents to the granting of such relief, without having to prove the inadequacy of the available remedies at law or actual

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damages. It is understood that any such injunctive remedy shall not be exclusive or waive any rights to seek other remedies at law or in equity. Consultant further agrees that the covenants and undertakings covered by Paragraph 6 of this Agreement are reasonable in light of the facts as they exist on the date hereof. However, if at any time, a court shall determine that the scope or subject matter is unreasonable in any respect, it shall be modified as such court determines may be reasonable.

7.INDEPENDENT CONTRACTORS.  Nothing contained herein shall be deemed or construed to create any partnership or joint venture between VSI and Consultant.  All activities by Consultant under the terms of this Agreement shall be carried on by Consultant as an independent consultant and not as an agent for or employee of VSI.  Unless elsewhere stated in this Agreement, Consultant shall have no authority to act on behalf of VSI or to bind VSI directly or indirectly.  VSI shall not be liable for any injuries or damages incurred by Consultant as a result of activities in the performance of this Agreement.

8.MISCELLANEOUS. This document constitutes the entire agreement and understanding between the parties regarding the subject matter hereof, and supersedes and merges all prior discussions and all oral and/or written agreements between them relating thereto.  No waiver, modification or amendment to this Agreement shall be valid unless in writing, signed by the parties hereto. This Agreement shall be governed by and construed in accordance with the substantive laws, but not the laws of conflicts, of the State of New Jersey.  Any dispute, controversy, difference, or issue that may arise between the parties arising out of or relating to this Agreement shall be heard and determined exclusively in the state or Federal courts in Hudson County, New Jersey, and each party hereby waives and relinquishes all right to attack or vacate the jurisdiction or suitability of such forum or venue.  EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING OVER ANY DISPUTE ARISING UNDER THIS AGREEMENT. In the event of any litigation hereunder, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorneys’ fees, costs and expenses associated therewith.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

BRENDA GALGANO /s/Brenda Galgano	VITAMIN SHOPPE INDUSTRIES INC. By: /s/ Teresa Orth Name: Teresa Orth Title: SVP, HR

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